UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2026

Lyra Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39273	84-1700838
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way
Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 393-4600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LYRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 2, 2026, Lyra Therapeutics, Inc. (the “Company”) received a letter (the “Staff Determination Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that Nasdaq has determined to delist the Company’s common stock from The Nasdaq Stock Market. The Company has requested a hearing before a Nasdaq Hearings Panel to appeal Nasdaq’s determination.

In the Staff Determination Letter, Nasdaq stated that, pursuant to Listing Rule 5101, it believes the Company is a “public shell” and that the continued listing of its securities is no longer warranted. Nasdaq cited the Company’s January 12, 2026 Form 8-K disclosure, in which the Company announced that its Board of Directors had approved a plan to suspend development of LYR-210, the Company’s lead product candidate, and a reduction in force that resulted in the termination of employment of nearly all of the Company’s employees including the conversion of both the Chief Executive Officer and Chief Financial Officer from employees to consultants. Based on these factors, in Nasdaq’s view the Company no longer has an operating business and may be subject to market abuses or other conduct detrimental to the interests of the investing public.

Additionally, Nasdaq cited as a separate basis for delisting the Company’s failure to comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Listing Rule 5550(b). Nasdaq had previously notified the Company on August 20, 2025, that it did not comply with this requirement and had granted the Company an extension until December 31, 2025, to regain compliance. The Company subsequently requested additional time until January 30, 2026, to complete a financing transaction; however, Nasdaq determined that the Company did not meet the terms of the extension and has no basis to grant additional time given that the Company has effectively laid off its entire staff and has no current operations.

A hearing request would stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Hearings Panel’s decision. The Company has requested a hearing before a Nasdaq Hearings Panel to appeal Nasdaq’s determination pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. There can be no assurance that the Hearings Panel will grant the Company’s request for continued listing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the submission of a plan to regain compliance, potential receipt of an extension to regain compliance, ability of the Company to comply with other Nasdaq requirements, potential delisting of the Company’s common stock from the Nasdaq Capital Market, and the ability of the Company to regain compliance with Nasdaq Listing Rule 5550(b)(1). These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “would” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words or expressions. For other important factors that could cause actual results to differ materially from the forward-looking statements in this Current Report on Form 8-K, please see the risks and uncertainties identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, each of which is available on the Company’s Investor Relations website at investors.lyratherapeutics.com and on the SEC website at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise. Capitalized terms shall have the meanings ascribed to such terms in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyra Therapeutics, Inc.

Date: February 6, 2026	By:	/s/ Jason Cavalier
Jason Cavalier, Authorized Signatory